SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2009

BioMedical Technology Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Colorado	____000-52652___	26-3161860
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

9800 Mt Pyramid Court # 350

            Englewood, CO  80112
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (303) 653-0100

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.02 ITEM 5.02	UNREGISTERED SALE OF EQUITY SECURITIES DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION
ITEM 9.01	OF DIRECTOR; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS FINANCIAL STATEMENTS AND EXHIBITS

Resignation of Chief Financial Officer

Effective February 11, 2009, the Board of Directors of the Company accepted the resignation of Jim Scheifley as Chief Financial Officer effective immediately.  His resignation is attached hereto as Exhibit 99.1.

Appointment of Chief Financial Officer and Chief Operating Officer

Effective February 11, 2009, the Company’s Board of Directors elected Mr. David Kempf to serve as Chief Financial Officer and as Chief Operating Officer of the Company.

Mr. Kempf will be paid a base salary of $195,000 per year, payable bi-weekly.  For the months of February 2009 through June 2009, Mr. Kempf will be paid the sum of $12,500 per month with the sum of $11,250 (a total of $45,000)  being deferred. That deferral will be paid in monthly installments of $11,250 due in July, August, September and October of 2009.

In further consideration of his services as an executive officer, Mr. Kempf was granted options to purchase an aggregate of 300,000 shares of common stock under the Company’s 2008 Equity Incentive Plan (the “Plan”).  The options vest ratably over three years and once vested are exercisable to purchase until February 2015 shares of common stock at an exercise price of $1.00 per share.

The following sets forth information with respect to Mr. Kempf required under Items 401 and 404 of Regulation S-K under  the Exchange Act:

David A. Kempf,  age 50, will serve as CFO, COO and Director commencing February 2009.  From July 2005 to January 2009 he served as CFO of InPhase Technologies, Inc, a venture capital backed holographic storage company. David has held CFO positions with Picolight, Inc., Loanbright, Inc., and International Verifact. In addition, he has held senior level positions with AMBIS, Ectron Corp., AMETEK and Redken Labs. David has a broad range of experience gained from working at manufactured based venture capital backed companies to Fortune 500 companies. He has raised over $100 million from venture, strategic and corporate investors at various stages of development from seed capital to public offerings.Mr. Kempf received his BS degree in Business Administration from United States International University in 1980.

Election of Directors

       Also effective February 11, 2009,  the Company’s Board of Directors approved the elections of David Kempf and of Clifford L. Neuman to serve as members of the board of directors.

The following sets forth information with respect to Mr. Neuman required under Items 401 and 404 of Regulation S-K under  the Exchange Act:

Clifford L. Neuman, age 60,  has served as a Director of the Company since February 2009.  1997 and has been reelected annually.  Mr. Neuman is a licensed, practicing attorney and a partner in the law firm of Clifford L. Neuman, P.C., with offices located in Boulder, Colorado. Mr. Neuman serves as securities counsel to the Company. He has also been a member of the Board of Directors of Global Casinos, Inc., a publicly traded gaming company, since 1997, and has served as President of Global Casinos Inc. since 2006. He serves as Chairman of the Board of Directors of Medicine Horse Program since 2004, a tax-exempt non-profit organization in Boulder offering equine assisted therapy to youth at risk, and is a founder, CEO and Director or Ratna Prison Initiative, a tax-exempt non-profit organization based in Boulder that offers meditation instruction and educational materials to prison inmates throughout the United States.   Mr. Neuman received his Bachelor of Arts degree from Trinity College in 1970 and his Juris Doctorate degree from the University of Pennsylvania School of Law in 1973.

In consideration of his services as a director, Mr. Neuman was granted an option under the Plan exercisable until February 2015 to purchase 10,000 shares of common stock at an exercise price of $1.00 per share.

Appointment of Standing Committee Members

       Also effective February 11, 2009, the Company’s Board of Directors appointed board members David Kempf, Clifford L. Neuman, and William Sparks to serve as the members of the Audit Committee, the Compensation Committee and the Nominating Committee of the board. Mr. Donald Cox will serve on the standing committees in an ex-officio capacity.  The Board of Directors also adopted Charters for each of the standing committees, which are filed as exhibits with this Report.

The members of the standing committees of the Board of Directors shall not receive any additional compensation for their services on those committees.

ITEM 9.01:      FINANCIAL STATEMENTS AND EXHIBITS

(a)	Exhibit

Item	Title

99.1	Resignation of Jim Scheifley
99.2	Audit Committee Charter
99.3	Compensation Committee Charter
99.4	Nominating and Corporate Governance Committee Charter

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMEDICAL TECHNOLOGY SOLUTIONS HOLDINGS, INC.
Date: February 16, 2009	By: __/s/ Donald G. Cox_________ Donald G. Cox, President

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